Exhibit (h)(4)

AMENDMENT TO SUB-ADMINISTRATION AND ACCOUNTING AGREEMENT

This AMENDMENT (“Amendment”) is made and entered into as of the latest date on the signature page hereto (the “Effective Date”), by and between Franklin Templeton Services, LLC (“Customer”) and THE BANK OF NEW YORK MELLON (“BNY”). BNY and the Customer are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, the Parties entered into a Sub-Administration and Accounting Agreement dated as of July 24, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows.

1. Exhibit A of the Agreement is hereby amended to reflect the addition of the following series of Putnam ETF Trust as Series under the Agreement:

•	Franklin Massachusetts Municipal Income ETF

•	Franklin Minnesota Municipal Income ETF

•	Franklin Municipal High Yield ETF

•	Franklin Municipal Income ETF

•	Franklin New Jersey Municipal Income ETF

•	Franklin New York Municipal Income ETF

•	Franklin Ohio Municipal Income ETF

•	Franklin Pennsylvania Municipal Income ETF

•	Franklin Short-Term Municipal Income ETF

•	Franklin California Municipal Income ETF

2. Exhibit A of the Agreement is hereby deleted in its entirety and replaced with Exhibit A as attached hereto.

3. As hereby amended and supplemented, the Agreement shall remain in full force and effect in accordance with its terms. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control. From and after the Effective Date, any reference to the Agreement shall be a reference to the Agreement as amended hereby. Capitalized terms not specifically defined herein will have the same meaning ascribed to them under the Agreement.

4. This Amendment constitutes the sole and entire agreement among the Parties with respect to the matters dealt with herein, and merges, integrates and supersedes all prior and contemporaneous discussions, agreements and understandings between the Parties, whether oral or written, with respect to such matters.

5. This Agreement may be executed in any number of counterparts, either manually or by Electronic Signature, each of which will be deemed an original, and said counterparts when taken together will constitute one and the same instrument and may be sufficiently evidenced by one set of counterparts. Executed counterparts may be delivered by facsimile or email. “Electronic Signature” means an image, representation or symbol inserted into an electronic copy of the Amendment by electronic, digital or other technological methods.

6. The governing law provision of the Agreement shall be the governing law provision of this Amendment.

7. Each of the Parties represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such Party or Parties to this Amendment.

[signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

FRANKLIN TEMPLETON SERVICES, LLC

By:	/s/ Jonathan Horwitz
Name: Jonathan Horwitz
Title: Executive VP
Date: 9/17/2025

THE BANK OF NEW YORK MELLON

By:	/s/ Danielle Adamson
Name: Danielle Adamson
Title: Director
Date: September 18, 2025

EXHIBIT A

Dated as of September 18, 2025

List of Funds

Putnam ETF Trust

Putnam Focused Large Cap Value ETF
Putnam ESG Core Bond ETF
Putnam Sustainable Leaders ETF
Putnam Sustainable Future ETF
Putnam PanAgora ESG International Equity ETF
Putnam BDC Income ETF
Putnam ESG High Yield ETF
Putnam ESG Ultra Short ETF
Putnam Focused Large Cap Growth ETF
Putnam PanAgora ESG Emerging Markets Equity ETF
Putnam Emerging Markets ex-China ETF
Putnam BioRevolution ETF

Franklin Massachusetts Municipal Income ETF
Franklin Minnesota Municipal Income ETF
Franklin Municipal High Yield ETF
Franklin Municipal Income ETF
Franklin New Jersey Municipal Income ETF
Franklin New York Municipal Income ETF
Franklin Ohio Municipal Income ETF
Franklin Pennsylvania Municipal Income ETF
Franklin Short-Term Municipal Income ETF
Franklin California Municipal Income ETF